Exhibit 99.1

Avalon GloboCare Announces Notice of Publication for Key U.S. Patent Filed Jointly with the Massachusetts Institute of Technology (MIT)

Patent for Multiple Novel QTY-Code Modified Cytokine and Chemokine Protein Receptor Molecules

FREEHOLD, N.J., September 5, 2023 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a developer of innovative precision diagnostics and provider of clinical laboratory services, today announced that the United States Patent and Trademark Office (USPTO) has issued a Notice of Publication for U.S. Patent No. 11,555,060, titled “QTY Fc Fusion Water Soluble Receptor Proteins.” The publication may be accessed through the USPTO’s publicly available Searchable Databases via the Internet at www.uspto.gov.

The patent covers the composition of matter and methodology for multiple novel QTY-Code modified cytokine and chemokine protein receptor molecules. The patent was jointly filed with Dr. Shuguang Zhang of the Massachusetts Institute of Technology (MIT).

The “QTY Code” is a breakthrough technology that can turn difficult to work with water-insoluble transmembrane receptor proteins into water-soluble proteins, greatly enhancing the solubility of designer peptides and proteins, therefore potentially expanding the repertoire of selected therapeutic targets against cancers and other diseases.

“We are pleased to announce this notice of publication from the USPTO for our QTY code protein design platform, which was developed together with Professor Shuguang Zhang’s laboratory at MIT,” stated David Jin, M.D., Ph.D., President and Chief Executive Officer of Avalon GloboCare. “Our patented technology can turn water-insoluble proteins that normally reside within cellular membranes—and that can be difficult to work within the laboratory—into water-soluble proteins that can be potentially used in many clinical applications. The resulting soluble, antibody-like cytokine/chemokine decoy receptors derived using the QTY protein design, have many potential applications, including, among others, mitigation of the “cytokine storm” associated with COVID-19 and cellular immunotherapy delivery, as well as broadening the range of therapeutic targets addressable by CAR T-cell therapies.”

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a commercial stage company dedicated to developing and delivering innovative, transformative, precision diagnostics and clinical laboratory services. Avalon is establishing a leading role in the innovation of diagnostic testing, utilizing proprietary technology to deliver precise, genetics-driven results. The Company also provides laboratory services, offering a broad portfolio of diagnostic tests including drug testing, toxicology, and a broad array of test services, from general bloodwork to anatomic pathology, and urine toxicology. For more information about Avalon GloboCare, please visit www.avalon-globocare.com.

For the latest updates on Avalon GloboCare’s developments, please follow our twitter at @avalongc_avco.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements.” Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding LSM. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com